Exhibit 99.1

Xerox Announces the Unexpected Passing of Vice Chairman and Chief Executive Officer John Visentin

Steve Bandrowczak, Xerox’s President and Chief Operations Officer, appointed Interim CEO

JUN 29, 2022 — CORPORATE

NORWALK, Conn. —

Xerox Holdings Corporation’s revered leader, Vice Chairman and Chief Executive Officer John Visentin, unexpectedly passed away yesterday due to complications from an ongoing illness.

The Xerox family is profoundly saddened by this untimely event and extends its heartfelt condolences to John’s wife, his five daughters and his family.

Since joining Xerox in May 2018, John was a visionary leader who navigated the company through unprecedented times and challenges. Well-known and respected throughout the industry, his strategy ensured Xerox’s leadership position in office and production print technology and expanded the company into helping solve secular challenges with innovative solutions. John was passionate about his workforce and an inclusive leader known for his “One Boat, One Team” call to action and mentality.

James Nelson, Chairman of Xerox’s Board of Directors said, “Since joining the company in May 2018, John drove Xerox forward. As a champion for innovation, he embraced and enhanced Xerox’s legacy as a print and services provider and embarked on a transformative journey that broadened the company’s expertise and offerings to digital and IT services, financial services and disruptive technologies. John’s drive, energy and commitment to the business and its customers, partners and employees will be greatly missed.”

Nelson added: “Steve has the active and full support of the Board of Directors and the entire management team in carrying out his duties.”

Steve Bandrowczak, Xerox’s President and Chief Operations Officer since 2018, will serve as Interim CEO. Steve currently develops and executes the global operations strategy for Xerox, the company’s business support functions, including business strategy, product and service delivery and information technology, as well as the company’s newly formed Software and Innovation businesses.

“We are all greatly saddened by this tragic news and are keeping his family at the forefront of our thoughts in this difficult time,” said Bandrowczak. “John’s vision was clear, and the Xerox team will continue fulfilling it – not only to deliver on our commitments to our shareholders, customers and partners – but also to pursue John’s legacy.”

About Xerox Holdings Corporation (NASDAQ: XRX)

For more than 100 years, Xerox has continually redefined the workplace experience. Harnessing our leadership position in office and production print technology, we’ve expanded into software and services to sustainably power today’s workforce. From the office to industrial environments, our differentiated business solutions and financial services are designed to make everyday work better for clients — no matter where that work is being done. Today, Xerox scientists and engineers are continuing our legacy of innovation with disruptive technologies in digital transformation, augmented reality, robotic process automation, additive manufacturing, Industrial Internet of Things and cleantech. Learn more at xerox.com.

Cautionary Statement Regarding Forward-Looking Statements

This release, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to the factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Xerox Holdings Corporation’s and Xerox Corporation’s combined 2021 Annual Report on Form 10-K, as well as in Xerox Holdings Corporation’s and Xerox Corporation’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. These forward-looking statements speak only as of the date of this release or as of the date to which they refer, and Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.